4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: November 2, 2009

Mercury General Corporation Announces Third Quarter Results and Increases
Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the third quarter of 2009:

Consolidated Highlights

	Three Months Ended					Nine Months Ended
	September 30,		Change			September 30,		Change
	2009	2008	$		%	2009	2008	$		%
(000's except per-share amounts and ratios)
Net premiums written (1)	$662,756	$695,142	$(32,386)		(4.7)	$1,971,053	$2,108,585	$(137,532)		(6.5)
Net income (loss)	$157,737	$(140,539)	$298,276		-	$368,837	$(73,774)	$442,611		-
Net income (loss) per diluted share	$2.85	$(2.57)	$5.42		-	$6.70	$(1.35)	$8.05		-
Operating income (1)	$46,345	$39,493	$6,852		17.3	$139,680	$142,425	$(2,745)		(1.9)
Operating income per diluted share (1)	$0.84	$0.72	$0.12		16.7	$2.54	$2.60	$(0.06)		(2.3)
Severance related expenses (2)	$-	$-	$-		-	$8,000	$-	$8,000		-
Net expense related to amortization of December 31, 2008
AIS deferred policy acquisition costs (2) (3)	$-	$-	$-		-	$15,000	$-	$15,000		-
Catastrophe losses (2) (4)	$-	$6,000	$(6,000)		-	$-	6,000	$(6,000)		-
Favorable tax ruling (5)	$-	$17,500	$(17,500)		-	$-	17,500	$(17,500)		-
Combined ratio	96.4%	102.0%	(5.6	)pts	-	96.5%	98.1%	(1.6	)pts	-

(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The amounts are estimated and rounded to the nearest million.
(3)
Represents the net expense related to Auto Insurance Specialists, LLC (“AIS”) deferred commissions at December 31, 2008 amortized in 2009, partially offset by deferred costs related to policy sales made by AIS in 2009.

(4)	Catastrophe losses in 2008 were primarily a result of Hurricane Ike.
(5)
The Company recognized a net tax benefit of $17.5 million in the third quarter 2008 as a result of a favorable California Superior Court ruling.  This amount is included in both the operating income and net loss for 2008.

Net income in the third quarter 2009 was $157.7 million ($2.85 per share-diluted) compared with net loss of $140.5 million ($2.57 per share-diluted) for the same period in 2008.  For the first nine months of 2009, net income was $368.8 million ($6.70 per share-diluted) compared with net loss of $73.8 million ($1.35 per share-diluted) for the same period in 2008.  Included in net income (loss) are net realized investment gains, net of tax, of $111.4 million ($2.01 per share-diluted) in the third quarter of 2009 compared with net realized investment losses, net of tax, of $180.0 million ($3.29 per share-diluted) for the same period in 2008, and net realized investment gains, net of tax, of $229.2 million ($4.16 per share-diluted) for the first nine months of 2009 compared with net realized investment losses, net of tax, of $216.2 million ($3.95 per share) for the same period in 2008.  Operating income was $46.3 million ($0.84 per share-diluted) for the third quarter of 2009, a 17.3% increase over the same period in 2008, and $139.7 million ($2.54 per share-diluted) for the first nine months of 2009, a 1.9% decrease over the same period in 2008.

As a result of adopting the fair value accounting option, changes in unrealized gains and losses on all investments were recorded as net realized gains and losses in the statement of operations.  Net realized investment gains, net of tax, of $111.4 million for the third quarter of 2009 and $229.2 million for the first nine months of 2009 include gains, net of tax, from the adoption of the fair value accounting option, of $124.3 million and $263.6 million, respectively.  Partially offsetting these gains were $12.3 million and $36.9 million in losses, net of tax, from the sale of securities during the third quarter and the first nine months of 2009, respectively.

Net premiums written were $662.8 million in the third quarter of 2009, a 4.7% decrease over the third quarter 2008 net premiums written of $695.1 million, and were approximately $2.0 billion for the first nine months of 2009, a 6.5% decrease over the same period in 2008.  The rate of premium decline has slowed over the last few quarters.  The premium decrease was 8.0% and 6.8% in the first and second quarter 2009, respectively, over comparable quarters in 2008.

The Company’s combined ratio (GAAP basis) was 96.4% in the third quarter and 96.5% for the first nine months of 2009 compared with 102.0% and 98.1% for the same periods in 2008.  Loss development on prior accident years’ loss reserves was approximately $40 million positive for the nine months ended September 30, 2009, compared with approximately $46 million adverse for the same period in 2008.  The positive development in 2009 is largely the result of re-estimates of accident year 2008 California bodily injury losses which have experienced both lower average severities and fewer late reported claims (claim count development) than was originally estimated at December 31, 2008.

Net investment income of $35.2 million (after tax, $32.0 million) in the third quarter of 2009 decreased by 7.6% over the same period in 2008.  The investment income after-tax yield was 4.0% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.2 billion for the third quarter 2009.  This compares with an investment income after-tax yield of 3.9% on average investments of $3.4 billion for the same period in 2008.  Net investment income for the first nine months of 2009 was $109.3 million (after tax, $98.0 million), a decrease of 6.1% over the same period in 2008.  The investment income after-tax yield was 4.1% on average assets of $3.2 billion for the first nine months of 2009.  This compares with an investment income after-tax yield of 3.9% on average investments of $3.5 billion for the same period in 2008.

The Board of Directors declared a quarterly dividend of $0.59 per share, representing a 1.7% increase over the quarterly dividend amount paid in 2008.  The dividend is to be paid on December 30, 2009 to shareholders of record on December 16, 2009.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.  The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through November 9, 2009. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International).  The conference ID# is 35610503. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in managing its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax.  Net income is the GAAP measure that is most directly comparable to operating income.
Operating income is used by management along with the other components of net income to assess the Company’s performance. Management uses operating income as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Therefore, the Company believes that it is useful for investors to evaluate net income and operating income separately when reviewing and evaluating its performance.  Operating income is meant as supplemental information and it should not be considered as a substitute for net income and does not reflect the overall profitability of our business.  It should be read in conjunction with the GAAP financial results.  The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	Total		Per diluted share (1)		Total		Per diluted share (1)
	2009	2008	2009	2008	2009	2008	2009	2008
(000's except per-share amounts)
Operating income	$46,345	$39,493	$0.84	$0.72	$139,680	$142,425	$2.54	$2.60
Net realized investment gains (losses), net of tax	111,392	(180,032)	2.01	(3.29)	229,157	(216,199)	4.16	(3.95)
Net income (loss)	$157,737	$(140,539)	$2.85	$(2.57)	$368,837	$(73,774)	$6.70	$(1.35)

(1)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Nine Months Ended
	September 30,
	2009	2008

Combined ratio-accident period basis	98.5%	95.9%
Effect of estimated prior periods' loss development	-2.0%	2.2%
Combined ratio	96.5%	98.1%

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net premiums written	$662,756	$695,142	$1,971,053	$2,108,585

Revenues:
Net premium earned	$653,758	$696,605	1,979,032	2,128,725
Net investment income	35,208	38,086	109,334	116,380
Net realized investment gains (losses)	171,373	(276,973)	352,549	(332,614)
Other	895	1,313	3,256	3,809
Total revenues	$861,234	$459,031	$2,444,171	$1,916,300
Expenses:
Incurred losses	446,436	511,806	1,336,191	1,484,824
Policy acquisition costs	130,172	154,530	414,062	472,112
Other operating expenses	53,766	44,350	158,616	131,834
Interest	1,634	1,663	5,059	3,659
Total expenses	$632,008	$712,349	$1,913,928	$2,092,429

Income before income taxes	$229,226	$(253,318)	$530,243	$(176,129)
Income tax expense	71,489	(112,779)	161,406	(102,355)
Net income (loss)	$157,737	$(140,539)	$368,837	$(73,774)

Basic average shares outstanding	54,770	54,748	54,769	54,737
Diluted average shares outstanding	55,313	55,062	55,081	54,926

Basic Per Share Data
Net income (loss)	$2.88	$(2.57)	$6.73	$(1.35)
Net realized investment gains (losses), net of tax	$2.03	$(3.29)	$4.18	$(3.95)

Diluted Per Share Data
Net income (loss)	$2.85	$(2.57)	$6.70	$(1.35)
Net realized investment gains (losses), net of tax (a)	$2.01	$(3.29)	$4.16	$(3.95)

Operating Ratios-GAAP Basis
Loss ratio	68.3%	73.5%	67.5%	69.7%
Expense ratio	28.1%	28.5%	29.0%	28.4%
Combined ratio	96.4%	102.0%	96.5%	98.1%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$662,756	$695,142	$1,971,053	$2,108,585
(Increase) decrease in unearned premiums	(8,998)	1,463	7,979	20,140
Net premiums earned	$653,758	$696,605	$1,979,032	$2,128,725

Paid losses and loss adjustment expenses	$460,609	$483,141	$1,413,408	$1,539,395
(Decrease) increase in net loss and loss adjustment expense reserves	(14,173)	28,665	(77,217)	(54,571)
Incurred losses and loss adjustment expenses	$446,436	$511,806	$1,336,191	$1,484,824

(a) The dilutive impact of incremental shares in 2008 is excluded from loss positions in accordance with GAAP

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts and ratios)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments:
Fixed maturities trading, at fair value (amortized cost $2,692,117; $2,728,471)	$2,728,815	$2,481,673
Equity securities trading, at fair value (cost $321,911; $403,773)	287,720	247,391
Short-term investments, at fair value (amortized cost $126,328; $208,278)	126,172	204,756
Total investments	3,142,707	2,933,820
Cash	204,194	35,396
Receivables:
Premiums receivable	267,684	268,227
Premium notes	23,357	25,699
Accrued investment income	38,168	36,540
Other	9,835	9,526
Total receivables	339,044	339,992
Deferred policy acquisition costs	182,237	200,005
Fixed assets, net	200,930	191,777
Current income taxes	0	43,378
Deferred income taxes	63,604	171,025
Goodwill	42,850	5,206
Other intangible assets	68,526	0
Other assets	29,755	29,596
Total assets	$4,273,847	$3,950,195

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,055,887	$1,133,508
Unearned premiums	871,698	879,651
Notes payable	272,690	158,625
Accounts payable and accrued expenses	133,954	93,864
Current income taxes	7,113	0
Other liabilities	163,892	190,496
Shareholders' equity	1,768,613	1,494,051
Total liabilities and shareholders' equity	$4,273,847	$3,950,195

OTHER INFORMATION
Common stock-shares outstanding	54,770	54,764
Book value per share	$32.29	$27.28
Estimated statutory surplus	$1.5 billion	$1.4 billion
Estimated premiums written to surplus ratio	1.8	2.0
Debt to total capital ratio	13.4%	9.6%
Portfolio duration	5.0 years	6.5 years
Policies-in-Force (Company-wide "PIF")
Personal Auto PIF	1,288	1,321
Homeowners PIF	321	303